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                                  EXHIBIT 32.2

                      Frozen Food Express Industries, Inc.
                    Certification of Chief Financial Officer
                                   Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Frozen Food Express Industries, Inc. (the "Company") on Form 10-Q for the fiscal quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, F. Dixon McElwee, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (a) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



August 13, 2004                              /s/ F. Dixon McElwee, Jr.
                                             ----------------------------------
                                             F. Dixon McElwee, Jr.
                                             Chief Financial Officer